Exhibit 10.5 (c)

AMENDMENT THREE

TO

EMPLOYMENT AGREEMENT

Effective January 1, 2005, this AMENDMENT THREE TO EMPLOYMENT AGREEMENT by and between Anthem Insurance Companies, Inc., an Indiana insurance company (the “Company”), and Samuel R. Nussbaum, M.D. (the “Executive”) hereby amends the EMPLOYMENT AGREEMENT (the “Agreement”) between the parties dated as of the 2nd day of January, 2001, as follows:

1.	Section 2 of the Agreement is hereby amended by deleting the termination date and inserting in place thereof the 31st day of December, 2005.

2.	All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Executive have duly executed this AMENDMENT THREE TO EMPLOYMENT AGREEMENT effective as of the day and year first above written.

Samuel R. Nussbaum, M.D.	Anthem Insurance Companies, Inc.

/s/ Samuel R. Nussbaum, M.D.	By:	/s/ Larry C. Glasscock

	Name:	Larry C. Glasscock

	Title:	President and CEO